FIFTH AMENDMENT TO
PURCHASE AND SALE AGREEMENT

THIS FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “Amendment”) is entered into as of the 31st day of March, 2014, between BAY VIEW OF BOSTON ASSOCIATES LIMITED PARTNERSHIP, a Massachusetts limited partnership (the “Seller”) and SENTIO-SLR BOSTON PORTFOLIO, LLC, a Delaware limited liability company (the “Buyer”).

RECITALS:

A.                 Seller and Buyer are parties to that certain Purchase and Sale Agreement dated September 18, 2013, as amended (the “Agreement”), pursuant to which Seller agreed to sell, and Buyer agreed to purchase, certain real property located at 1380 Columbia Road, Boston, Massachusetts, as more particularly described in the Agreement.

B.                 Seller and Buyer desire to amend the Agreement to extend the Closing Date.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENTS:

1.      Recitals, Definitions. The foregoing recitals are true and correct and are incorporated herein by reference. Capitalized but undefined terms used in this Amendment shall have the meaning set forth in the Agreement..

2.      Section 9.1 is hereby amended to read as follows:

Closing Date and Place. The Closing shall take place on the date which is five (5) business days following the satisfaction of all conditions to Closing contained in ARTICLE VII and ARTICLE VIII, or at such earlier or later date and time as may be expressly agreed upon in writing by the Buyer and Seller (the “Closing Date”) but in no event later than April 7, 2014. The Closing shall be accomplished by the Buyer and Seller depositing the Closing Documents into escrow with the Title Insurer and Buyer and Seller issuing their respective instructions to the Title Insurer without the need for attending in person unless the parties mutually agree otherwise.

3.      Effect of Amendment. To the extent any provisions contained herein conflict with the Agreement or any other agreements between Seller and Buyer, oral or otherwise, the provisions contained herein shall supersede such conflicting provisions contained in the Agreement or other agreements. Except as specifically modified by this Amendment, the Agreement remains in full force and effect and is in all events ratified, confirmed and approved.

4.      Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which, together, shall constitute one and the same instrument. Delivery of signatures by e-mail or facsimile shall be valid and binding.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

BUYER:

SENTIO-SLR BOSTON PORTFOLIO, LLC
By: /s/ Sharon Kaiser Name: Sharon Kaiser Its: Authorized Signatory

SELLER:

BAY VIEW OF BOSTON ASSOCIATES LIMITED PARTNERSHIP, a Massachusetts limited partnership

By its General Partner,
SENIOR LIVING RESIDENCES, INC.

By: /s/ Robert F. Larkin Jr.
Name: Robert F. Larkin, Jr.
Title: President and Treasurer

2